UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 23, 2009

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

The disclosure set forth in Item 1.02 of this report is incorporated in this Item 1.01 by reference.

Item 1.02.  Termination of a Material Definitive Agreement

As previously reported, on October 23, 2008, El Dorado Nitrogen, L.P. (“EDN”), and El Dorado Chemical Company (“EDC”), both subsidiaries of LSB Industries, Inc. (the  “Company”),  entered into a new Nitric Acid Supply Operating and Maintenance Agreement (the “Bayer Agreement”) with Bayer MaterialScience, LLC (“Bayer”).  The Bayer Agreement succeeds the Baytown Nitric Acid Project and Supply Agreement, dated June 27, 1997 (the “Original Bayer Agreement”).  The Bayer Agreement’s five year term commenced on June 24, 2009.

EDN assigned to Bayer EDN’s rights to purchase from a third party the assets comprising the previously leased nitric acid manufacturing facility located in Baytown, Texas (the “Baytown Nitric Acid Facility”), except certain assets at the Baytown Nitric Acid Facility owned by EDN (EDN Assets). On June 23, 2009, Bayer exercised its right to purchase the Baytown Nitric Acid Facility, except the EDN Assets.  In addition, on June 23, 2009, EDN paid its final lease payment for the Baytown Facility of approximately $3.1 million.

In connection with the foregoing transactions, on June 23, 2009, EDN and EDC terminated substantially all of their other agreements relating to the operation and leasing of the Baytown Nitric Acid Facility, except the Bayer Agreement.  The related Omnibus Termination Agreement, dated June 23, 2009, and the Assignment of Fixed Purchase Option, dated June 23, 2009, are attached to this report as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

EDN will continue to be responsible for the maintenance and operation of the Baytown Plant in accordance with the terms of the Bayer Agreement.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit                      Description

99.1
Omnibus Termination Agreement, dated June 23, 2009, by and among Bayer MaterialScience LLC (as successor in interest to Bayer Corporation); El Dorado Nitrogen, L.P. (as successor in interest to El Dorado Nitrogen Company); El Dorado Chemical Company; Wells Fargo Bank Northwest, N.A. (as successor in interest to Boatmen’s Trust Company of Texas); Bal Investment & Advisory, Inc. (as successor in interest to Security Pacific Leasing Corporation); Wilmington Trust Company; and Bayerische Landesbank, New York Branch.

99.2	Assignment of Fixed Price Purchase Option, dated June 23, 2009, between El Dorado Nitrogen, L.P. and Bayer MaterialScience LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2009

LSB INDUSTRIES, INC.

By: /s/Jack E. Golsen
                                    Name: Jack E. Golsen
                                    Title: Chairman of the Board and
                                    Chief Executive Officer